UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Behringer Harvard REIT I, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 9, 2011

Dear Stockholder:

We would like to remind you of the upcoming 2011 Annual Meeting of Stockholders of Behringer Harvard REIT I, Inc. (the “Company”), scheduled for 1:00 p.m., local time on Friday, June 24, 2011 at the executive offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

A few weeks ago, we mailed you proxy information to enable you to vote on important proposals that affect the Company and its stockholders. This letter provides a brief overview of each proposal and asks for your vote on these important issues.  According to our latest records, we have not received your proxy vote.  Your vote is important, no matter how many shares you own.  The Annual Meeting cannot be held unless stockholders holding at least 50% of our shares either attend the meeting or vote by proxy.  The Board of Directors has unanimously approved each of the proposals and recommends that you vote to approve them.

Voting is quick and easy. We encourage you to vote now using one of these options:

1. Vote by Touch-Tone Phone at 1-866-977-7699

Please call the toll-free number printed above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.  Please note that for telephone voting you will need your control number, which is located on the enclosed proxy card, and the last four digits of the primary stockholder’s social security number or tax identification number.

2. Vote by Internet

Please visit www.eproxy.com/bh1 and follow the online instructions.  Please note that for internet voting you will need your control number, which is located on the enclosed proxy card, and the last four digits of the primary stockholder’s social security number or tax identification number.

3. Vote by Mail

Please mail your signed proxy card(s) in the enclosed postage-paid envelope.

FOR TELEPHONE AND INTERNET VOTING, YOUR VOTE MUST BE RECEIVED BY 11:59 P.M., EASTERN TIME, ON JUNE 23, 2011.

Please read the full text of the proxy statement.  A brief overview of the proposals to be voted upon is set forth on the back side of this letter, along with some frequently asked questions.  The overview and frequently asked questions are qualified in their entirety by, and should be read in conjunction with, the more complete information provided in the proxy information previously sent to you.

If you have already voted, thank you for your response.  If you have any further questions or would like to receive another copy of the proxy statement, please contact Behringer Harvard Investment Services toll free at 1-866-655-3600.  If you wish to receive future mailings via electronic delivery, you may sign up at www.behringerharvard.com.  In addition, all proxy materials are conveniently available online at www.behringerharvard.com/proxy.

We appreciate your continued interest and support of the Company and encourage you to vote today.

Sincerely,

Telisa Webb Schelin
Secretary
Behringer Harvard REIT I, Inc.

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSALS

What proposals am I being asked to vote on?

Stockholders are being asked to vote on the following proposals:

(1)          To elect five individuals to serve on the Company’s Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

(2)          To approve an amendment and restatement of the Company’s charter.

(3)          To permit the Board of Directors to adjourn the meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for the proposals.

(4)          To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Why is the Company seeking approval of an amendment and restatement of its charter?

The Company’s management anticipates either listing the Company’s common stock on a national securities exchange, merging or selling the Company or its portfolio, or liquidating the Company’s assets between 2013 and 2017.  Depending upon then prevailing market conditions, management intends to consider beginning the process of listing the Company’s common stock, merging or selling the Company or its portfolio, or liquidating the Company’s assets prior to 2013.  As the Company looks toward these possible future liquidity events, the Board has re-examined the Company’s governing documents and compared them to the governing documents of other entities with publicly listed securities.  As a result of that review process, the Board has concluded that the existing charter is unduly restrictive and may ultimately limit the Company’s ability to effectuate its strategies in connection with a future liquidity event.  Accordingly, the Board of Directors has determined that it is advisable to amend and restate the Company’s charter to remove these restrictions and limitations, and to more closely align the charter with those of other public REITs incorporated in Maryland.

What are the Company’s objectives in pursuing the amendment and restatement of its charter?

The first objective is to give the Board the flexibility to effectuate potential liquidity strategies, including any phased-in liquidity program, merger, reorganization, business combination, share exchange, acquisition or similar transaction in which the Company’s stockholders would receive cash or the securities of another issuer that are listed on a national securities exchange, as full or partial consideration for their shares.

The second objective is to remove the provisions that were originally included in the charter to comply with the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”).  The charter was designed to be consistent with other non-traded REITs and to satisfy certain requirements imposed by the state securities administrators in connection with the Company’s public “best efforts” offerings.  The Company is no longer engaged in this type of offering, and believes that the charter limitations which derive from the NASAA REIT Guidelines at a minimum create interpretive questions, resulting in uncertainty which could impair the Company’s ability to operate as it moves forward.  The Board believes that by removing the NASAA-mandated provisions and amending the charter so that it instead follows Maryland law, under which the Company is organized, the resulting charter will be more similar to those of public REITs incorporated in Maryland.

The final objective is to amend the charter to include a provision requiring any person making a tender offer, including any “mini-tender” offer made for fewer than 5% of the Company’s outstanding securities, to comply with most of the provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended.  The Board believes that this provision will further protect the Company and its stockholders by requiring parties seeking to tender for the Company’s shares to provide substantial disclosure regarding their offers.

Will the proposed amendments to the charter affect stockholders’ rights?

Yes, the proposed amendments do affect certain stockholder voting provisions and stockholder rights, as described in greater detail in the proxy statement previously sent to you.

If the proposal to amend and restate the charter is approved, will the Company begin the process of listing or liquidating?

No.  Management anticipates either listing the Company’s common stock on a national securities exchange, merging or selling the Company or its portfolio, or liquidating the Company’s assets between 2013 and 2017.  However, the Company cannot provide any assurance as to when or whether it will proceed with a listing or other liquidity event as a result of the amendment and restatement of the charter.